Exhibit 99.2

McGraw-Hill Updates Growth and Value Plan

New Actions Facilitate Separation into Two Independent Companies: the Newly Named McGraw-Hill Financial and McGraw-Hill Education

-- McGraw-Hill Financial[1] To Focus on Content and Analytics in Global Financial Markets, Reporting Results in Five Lines of Business

-- McGraw-Hill Education Reduces Workforce by 10%; To Increase Investment in Digital Education

-- Details $50 Million in Corporate-wide Cost Reduction Initiatives; Now Expects Savings to Exceed Previously Announced $100-Million Target

-- Completes Existing $1 Billion Share Repurchase Program

-- Announces New $500 Million Accelerated Share Repurchase Transaction

(See separate announcement of appointment of Richard E. Thornburgh, Vice-Chairman of Corsair Capital, to McGraw-Hill Board of Directors)

NEW YORK, Dec. 7, 2011 /PRNewswire/ --The McGraw-Hill Companies (NYSE: MHP) today provided an update on its Growth and Value Plan (announced September 12, 2011), which includes the creation of two independent companies: the newly named McGraw-Hill Financial, a world leader in content and analytics for financial markets, and McGraw-Hill Education, a global leader in education services and digital learning. This update includes several significant actions to facilitate the Corporation's successful separation and deliver enhanced shareholder value.

Harold (Terry) McGraw III, Chairman, President and Chief Executive Officer of McGraw-Hill, said, "We believe the substantial actions we are taking to create two powerful new companies, McGraw-Hill Financial and McGraw-Hill Education, will increase their growth prospects and deliver superior shareholder value. McGraw-Hill Financial will comprise fast-growing and highly profitable global brands such as S&P Ratings, S&P Indices, Platts and S&P Capital IQ, creating the potential for double-digit growth, strong cash flow and profit margins in excess of 30%.

"At the same time, we are returning immediate value to shareholders. We are building on the successful $1 billion 2011 share repurchase program by launching today a new $500 million Accelerated Share Repurchase Transaction. We also have taken substantial actions to achieve cost reductions of approximately $50 million in annualized savings, making us highly confident that we will exceed our initial target of $100 million.

"Taken together, the increased share repurchases, substantial cost-cutting initiatives and creation of two powerful new companies position us to deliver increased value for our shareholders. Looking forward, 2012 could be the most exciting year in our history as we establish two dynamic and focused industry leaders positioned for superior growth and value."

Increased Cost Reductions

McGraw-Hill announced today significant progress towards its cost reduction goals, which includes initiatives across the Corporation, as it ensures that the two new companies will have appropriate cost structures to drive margin expansion and invest selectively in attractive growth opportunities.

McGraw-Hill Education is reducing its executive ranks by approximately 20% and its workforce by approximately 10%, or about 550 positions, to create a flatter and more agile organization. To better capitalize on growth opportunities in the education market, McGraw-Hill Education will continue to reinvest resources into the creation of education services and digital products and solutions, moving more of its business towards a subscription-based model. The workforce reductions are expected to be substantially completed by the end of the fourth quarter, with some actions expected to close in the first half of 2012.

McGraw-Hill is also making changes to its pension program in order to better align its retirement plans with market practice. As of April 1, 2012, the Corporation will freeze its defined-benefit pension plan and focus its retirement program on market-competitive offerings. This move will result in more predictable retirement plan costs, cap future financial liabilities and better position the Corporation to grow and compete.

Taken together, the actions detailed above deliver approximately $50 million in annual cost savings, putting McGraw-Hill on track to exceed $100 million in cost reductions.

Going forward, the Corporation anticipates additional realignment to prepare for separation. For example, it will look to extend outsourcing efforts to enhance cost synergies and realign administrative support for a leaner overall cost structure. Future restructuring updates will be provided in 2012 as the separation process moves forward.

The Corporation expects to take a restructuring charge in the fourth quarter of 2011.

McGraw-Hill Financial, a World Leader in Content and Analytics

McGraw-Hill Financial will be a focused operating company and be reported in five business lines: S&P Ratings, S&P Capital IQ, S&P Indices, Platts and Commercial Markets. This structure will enable the company to build on its specialized market knowledge and create integrated solutions to meet emerging customer needs. Growth is expected to come from the continued strong performance of its underlying brands, targeted acquisitions and alliances, and incremental growth stemming from McGraw-Hill Financial's ability to capitalize on industry trends which are increasing customer needs for integrated solutions across asset classes. The Corporation will provide further guidance for McGraw-Hill Financial in 2012.

McGraw-Hill Financial plans to capture the significant upside potential of its financial information businesses by focusing on the following four opportunities:

  Integrated Solutions: providing integrated solutions within and across market segments that fill evolving customer needs
  Distribution: capturing additional revenue by leveraging and expanding its strong channel relationships
  Geographic Penetration: using its vast global footprint to capitalize on opportunities in mature and growth markets
  Scalable Capabilities: creating and leveraging efficiency and effectiveness through common platforms, processes and standards

Mr. McGraw stated, "As our competitors actively seek to amass the content and analytics portfolio we already have, McGraw-Hill Financial will leverage its first-mover advantage to provide customers with the integrated solutions they need in an increasingly converging marketplace. The types of benchmarks, credit assessments and market insights provided by our businesses are increasingly important and valuable to today's interconnected investors, particularly in the current volatile environment. Our strong management team has been focused on growing their business units and has done so remarkably well, with S&P Ratings, S&P Indices and Platts all delivering long-term, double-digit compound annual growth rates. As part of a focused operating company, this team will collaborate closely to drive incremental growth across the converging analytics and data sectors."

McGraw-Hill Education, a Global Leader in Education Services and Digital Learning

The actions McGraw-Hill Education is taking to reduce costs and streamline its operational structure will enable it to aggressively pursue a strategy that focuses on high-growth opportunities in digital learning and education services. By lowering its cost base while maintaining strong cash flow from operations, McGraw-Hill Education will capitalize on secular shifts in the education market and maximize return on invested capital.

Mr. McGraw concluded, "Globally, the education industry is a dynamic market with strong underlying growth drivers. The changes announced today, which will improve our competitiveness and increase management focus and accountability, will enhance McGraw-Hill Education's ability to capitalize on new opportunities in this growing industry. By investing in innovation, McGraw-Hill Education will become a strong, focused, independent company with a robust financial profile and the ability to return shareholder value."

Share Repurchases

The Corporation has completed its existing $1 billion share repurchase plan as part of its capital return program. The Corporation bought back 24.7 million shares in 2011 for $1 billion, at an average price of $40.48 per share.

The Corporation has also entered into a new $500 million accelerated share repurchase transaction and will receive delivery of a substantial majority of shares underlying the transaction before year end. Adjusted for the estimated full impact of the accelerated share repurchase transaction, approximately 23 million shares remain under its existing authorization.

About The McGraw-Hill Companies

McGraw-Hill announced on September 12, 2011, its intention to separate into two public companies: McGraw-Hill Financial, a leading provider of content and analytics to global financial markets, and McGraw-Hill Education, a leading education company focused on digital learning and education services worldwide. McGraw-Hill Financial's leading brands include Standard & Poor's Ratings Services, S&P Capital IQ, S&P Indices, Platts energy information services and J.D. Power and Associates. With sales of $6.2 billion in 2010, the Corporation has approximately 21,000 employees across more than 280 offices in 40 countries. Additional information is available at http://www.mcgraw-hill.com/.

An investor presentation providing additional context around this announcement will be available on the Corporation's website at www.mcgraw-hill.com.

Forward-Looking Statements

The forward-looking statements in this news release (identified by the future tense and words like "expects," "targeted" and "projected") involve risks and uncertainties, are subject to change, and actual results may differ materially from the Corporation's expectations, based on various important factors, including worldwide economic, financial, liquidity, political and regulatory conditions; the health of debt (including U.S. residential mortgage-backed securities and collateralized debt obligations), equity and commodities markets, including possible future interest rate changes; the health of the economy and in advertising; the level of expenditures and state new adoptions and open territory sales in the education market; the successful marketing of competitive products; and the effect of competitive products and pricing. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in McGraw-Hill's 2010 Annual Report on Form 10-K which, along with the Corporation's other filings with the SEC, are available on the SEC's website (www.sec.gov).

[1] Formerly known under working name McGraw-Hill "Markets."

Contacts:
Investor Relations: Donald S. Rubin, Senior Vice President, Investor Relations
(212) 512-4321 (office) donald_rubin@mcgraw-hill.com

News Media: Patti Rockenwagner, Senior Vice President, Marketing and Communications
(212) 512-3533 (office) patti_rockenwagner@mcgraw-hill.com